As filed with the Securities and Exchange Commission on July 8, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of Montreal

(Exact name of Registrant as specified in its charter)

Canada	13-4941092
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada, M5X 1A1

Tel: +1 416-867-6785

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Colleen Hennessy

Bank of Montreal

111 West Monroe Street

Chicago, Illinois, USA 60690

Tel: +1 312-461-7745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Excel Bank Corporation 2005 Equity Incentive Plan

Gold Banc Corporation, Inc. 1996 Equity Compensation Plan, as amended

United Community Bankshares of Florida, Inc. Director Stock Option Plan

United Community Bankshares of Florida, Inc. Officers’ and Employees’ Stock Option Plan

Trustcorp Financial, Inc. 1997 Non-Qualified Stock Option Plan, as amended

Marshall & Ilsley Corporation 1995 Directors Stock Option Plan, as amended

Marshall & Ilsley Corporation Amended and Restated 1997 Executive Stock Option and Restricted Stock Plan

Marshall & Ilsley Corporation 2000 Executive Stock Option and Restricted Stock Plan, as amended

Marshall & Ilsley Corporation 2003 Executive Stock Option and Restricted Stock Plan, as amended

Marshall & Ilsley Corporation 2006 Equity Incentive Plan, as amended

Marshall & Ilsley Corporation 2009 Equity Incentive Plan

Marshall & Ilsley Corporation 2010 Equity Incentive Plan

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, without par value, issuable under the Excel Bank Corporation 2005 Equity Incentive Plan (2)	4,132	$205.41	$848,754	$99
Common Shares, without par value, issuable under the Gold Banc Corporation, Inc. 1996 Equity Compensation Plan, as amended (2)	1,552	$157.35	$244,207	$28
Common Shares, without par value, issuable under the United Community Bankshares of Florida, Inc. Director Stock Option Plan (2)	2,265	$81.75	$185,164	$21
Common Shares, without par value, issuable under the United Community Bankshares of Florida, Inc. Officers’ and Employees’ Stock Option Plan (2)	73	$95.38	$6,963	$1
Common Shares, without par value, issuable under the Trustcorp Financial, Inc. 1997 Non-Qualified Stock Option Plan, as amended	0	0	0	0
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation 1995 Directors Stock Option Plan, as amended (2)	17,907	$194.67	$3,485,956	$405
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation Amended and Restated 1997 Executive Stock Option and Restricted Stock Plan (2)	60,395	$196.09	$11,842,856	$1,375
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation 2000 Executive Stock Option and Restricted Stock Plan, as amended (2)	834,855	$189.94	$158,572,359	$18,410
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation 2003 Executive Stock Option and Restricted Stock Plan, as amended (2)	1,217,542	$258.02	$314,150,187	$36,473
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation 2003 Executive Stock Option and Restricted Stock Plan, as amended (3)	1,010	$63.91	$64,549	$7
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation 2006 Equity Incentive Plan, as amended (2)	1,155,867	$200.67	$231,947,831	$26,929
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation 2006 Equity Incentive Plan, as amended (3)	3,098	$63.91	$197,993	$23
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation 2009 Equity Incentive Plan (2)	382,269	$41.52	$15,871,809	$1,843
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation 2009 Equity Incentive Plan, as amended (3)	1,684	$63.91	$107,624	$12
Common Shares, without par value, issuable under the Marshall & Ilsley Corporation 2010 Equity Incentive Plan (3)	27,717	$63.91	$1,771,393	$206
TOTAL				$85,832

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), this registration statement on Form S-8 shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	The price per share and aggregate offering price for these options exercisable for Common Shares are calculated based upon the weighted average exercise price of options outstanding under the plan pursuant to Rule 457(h)(1) of the Securities Act of 1933. These prices are estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933.
(3)	The price per share and aggregate offering price for these Common Shares are calculated on the basis of the average of the high and low sale prices of the Registrant’s common stock on New York Stock Exchange on July 5, 2011 (which is within five business days prior to the date of filing) in accordance with Rule 457(c) of the Securities Act of 1933. These prices are estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I and II of this Registration Statement (the “Registration Statement”) have been or will be sent or given to participants in the plans listed on the cover of this Registration Statement (together, the “Plans”) as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act of 1933”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

The rules of the Commission allow Bank of Montreal (the “Company” or the “Registrant”) to include information by “incorporation by reference” into this Registration Statement. The Registrant incorporated herein by reference the following documents, which have been filed by the Registrant with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which is referred to herein as the “Exchange Act of 1934”):

Registrant Filings with the SEC	Period and/or Filing Date
Annual Report on Form 40-F	Year ended October 31, 2010, as filed December 8, 2010
Report of Foreign Issuer on Form 6-K*	Filed November 24, 2010
Reports of Foreign Issuer on Form 6-K*	Filed December 7, 2010 (three filings)
Report of Foreign Issuer on Form 6-K*	Filed December 13, 2010
Reports of Foreign Issuer on Form 6-K*	Filed December 17, 2010 (two filings)
Report of Foreign Issuer on Form 6-K*	Filed February 25, 2011
Report of Foreign Issuer on Form 6-K*	Filed March 1, 2011 (one filing) (Acc-no: 0001193125-11-052258)
Reports of Foreign Issuer on Form 6-K*	Filed March 2, 2011 (two filings) (Acc-no: 0001193125-11-053234) (Acc-no: 0001193125-11-053437)
Report of Foreign Issuer on Form 6-K/A*	Filed March 15, 2011
Report of Foreign Issuer on Form 6-K*	Filed March 22, 2011
Report of Foreign Issuer on Form 6-K*	Filed March 28, 2011
Report of Foreign Issuer on Form 6-K*	Filed April 26, 2011
Report of Foreign Issuer on Form 6-K*	Filed April 29, 2011
Report of Foreign Issuer on Form 6-K*	Filed May 11, 2011
Report of Foreign Issuer on Form 6-K*	Filed May 25, 2011 (two filings) (Acc-no: 0001193125-11-150273) (Acc-no: 0001193125-11-150526)
Report of Foreign Issuer on Form 6-K*	Filed June 2, 2011
Report of Foreign Issuer on Form 6-K*	Filed June 9, 2011
Report of Foreign Issuer on Form 6-K*	Filed June 21, 2011
Report of Foreign Issuer on Form 6-K*	Filed June 22, 2011
Report of Foreign Issuer on Form 6-K*	Filed June 24, 2011
Report of Foreign Issuer on Form 6-K*	Filed July 6, 2011
Description of the Common Shares of the Registrant contained in Form 8-A (File No. 1-13354)	Filed September 26, 1994

*	Other than the portions of those documents not deemed to be filed.

In addition, to the extent designated therein, certain reports on Form 6-K and all documents filed by the Registrant under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement, other than the portions of those documents not deemed to be filed, and to be part of this registration statement from the date of filing of such reports.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel

None.

ITEM 6.	Indemnification of Directors and Officers

Under the Bank Act of Canada (the “Bank Act”), except in respect of an action by or on behalf of the bank to procure a judgment in its favor, a bank may indemnify a director or officer, a former director or officer or another person who acts or acted, at the Registrant’s request, as a director or officer or in a similar capacity for another entity, and his or her heirs and personal representatives, against all costs, charges, expenses, and liability, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her because of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the bank or other entity, if: (1) that person acted honestly and in good faith with a view to the best interests of, as the case may be, the bank or the other entity for which he or she acted at the bank’s request as a director or officer or in a similar capacity; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.

These individuals are entitled to an indemnity from the bank in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any action to which the individual is subject because of the association referred to above with the bank or other entity if the person was not judged by the courts or other competent authority to have committed any fault or omitted to do anything that they ought to have done and fulfilled the conditions set out in (1) and (2) above. Under the Registrant’s by-laws, the Registrant is required to indemnify its directors and officers to the full extent permitted by the Bank Act. A bank may, with the approval of a court, also indemnify that person regarding an action by or on behalf of the bank or other entity to procure a judgment in its favor, to which the person is made a party because of the association referred to above with the bank or other entity, if he or she fulfills the conditions set out in (1) and (2) above.

ITEM 7.	Exemption from Registration Claimed

Not applicable.

ITEM 8.	Exhibits

See Index to Exhibits of this Registration Statement, which is incorporated herein by reference.

ITEM 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Canada, on this 8th day of July, 2011.

BANK OF MONTREAL

By:	/s/ WILLIAM A. DOWNE
Name: William A. Downe
Title: President and Chief Executive Officer

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, on this 8th day of July, 2011.

By:	/s/ COLLEEN HENNESSY
Name: Colleen Hennessy
Title: Authorized Representative in the United States

Pursuant to the power of attorney duly executed by the individuals listed thereon, which is filed as Exhibit 24 to this Registration Statement, William A. Downe, by signing his name hereto, does sign this document on behalf of such individuals.

By:	/s/ WILLIAM A. DOWNE
Name: William A. Downe
Title: Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number
4.1	Excel Bank Corporation 2005 Equity Incentive Plan

4.2	Gold Banc Corporation, Inc. 1996 Equity Compensation Plan, as amended

4.3	United Community Bankshares of Florida, Inc. Director Stock Option Plan

4.4	United Community Bankshares of Florida, Inc. Officers’ and Employees’ Stock Option Plan

4.5	Trustcorp Financial, Inc. 1997 Non-Qualified Stock Option Plan, as amended

4.6	Marshall & Ilsley Corporation 1995 Directors Stock Option Plan, as amended

4.7	Marshall & Ilsley Corporation Amended and Restated 1997 Executive Stock Option and Restricted Stock Plan

4.8	Marshall & Ilsley Corporation 2000 Executive Stock Option and Restricted Stock Plan, as amended

4.9	Marshall & Ilsley Corporation 2003 Executive Stock Option and Restricted Stock Plan, as amended

4.10	Marshall & Ilsley Corporation 2006 Equity Incentive Plan, as amended

4.11	Marshall & Ilsley Corporation 2009 Equity Incentive Plan

4.12	Marshall & Ilsley Corporation 2010 Equity Incentive Plan

5	Opinion of Osler, Hoskin & Harcourt LLP regarding legality of the securities registered hereunder

23	Consent of KPMG LLP

24	Powers of Attorney